EXHIBIT 23.1

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT
           --------------------------------------------------

I hereby consent to the incorporation by reference in the March 31, 2003 Form 10-K of Commerce Group Corp., its subsidiaries, and its Commerce/Sanseb Joint Venture of my report dated May 12, 2003, which appears in the annual report on Form 10-K for the year ended March 31, 2003.

Bruce Michael Redlin, CPA, LLC
Certified Public Accountant



Milwaukee, Wisconsin
May 12, 2003